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                               FIRST AMENDMENT TO
                            PARTICIPATION AGREEMENT

     THIS AMENDMENT is made this 19th day of November, 2014.

     WHEREAS, METLIFE INSURANCE COMPANY USA ("Company"), WADDELL & REED, INC. ("W&R"), distributor for the Ivy Funds Variable Insurance Portfolios, and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS ("Ivy Funds VIP") entered into said Participation Agreements dated September 19, 2014; and

     WHEREAS, MetLife Investors Distribution Company ("MetLife Investors") is Company's registered broker dealer; and

     WHEREAS, the parties wish to add MetLife Investors as a party to the Agreement; and

     WHEREAS, the parties wish to amend the Agreement.

     NOW THEREFORE, in consideration of the mutual promises set forth herein the Agreement shall be amended as follows:

     1. MetLife Investors is hereby added as a party to the Agreement and the defined term "Company" shall be deemed to include MetLife Investors.

     2. Exhibit C of the Agreement is hereby deleted in its entirety and replaced with the new Exhibit C, attached hereto.

     3. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

     4. All other terms and provisions of the Agreement not amended shall remain in full force and effect.


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

WADDELL & REED, INC.                     IVY FUNDS VARIBLE INSURANCE PORTFOLIOS

By: /s/ Thomas W. Butch                  By: /s/ Henry J. Herrmann
    ----------------------------------       ----------------------------------
    Thomas W. Butch                          Henry J. Herrmann
    Chief Executive Officer                  President

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METLIFE INSURANCE COMPANY USA            METLIFE INVESTORS DISTRIBUTION COMPANY

By:    /s/ Karen A. Johnson              By:
       -------------------------------          --------------------------------

Name:  Karen A. Johnson                  Name:
       -------------------------------          --------------------------------

Title: Vice President                    Title:
       -------------------------------          --------------------------------

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METLIFE INSURANCE COMPANY USA            METLIFE INVESTORS DISTRIBUTION COMPANY

By:                                      By:    /s/ Donald Leintz
       -------------------------------          --------------------------------

Name:                                    Name:  Donald Leintz
       -------------------------------          --------------------------------

Title:                                   Title: Vice President
       -------------------------------          --------------------------------

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                                   EXHIBIT C

                          Fees and Other Compensation
                          ---------------------------

Company shall provide the administrative services set out in Schedule A hereto and made a part hereof, as the same may be amended from time to time. For such services, W&R agrees to pay to Company as follows:

     (a)  Assets Under Management. Each quarter, W&R shall calculate and pay to
          -----------------------
          MetLife Investors a fee that shall be equal to twenty-five (25) basis points on an annualized basis, of the average daily account value of all assets in the Portfolios in connection with the Contracts ("Aggregated Assets") provided, however, that the fee is subject to change pursuant to the Paragraph (c) below.

     (b)  Assets Under Management. Each quarter, W&R shall calculate and pay to
          -----------------------
          Company a fee that shall be equal to twenty-five (25) basis points on an annualized basis, of the average daily account value of all assets in the Portfolios in connection with the Contracts ("Aggregated Assets").

     (c)  Changes in Law. If a change in the law or the Board of Trustees of
          --------------
          Ivy Funds VIP requires a reduction in the fees paid by a pooled investment vehicle pursuant to Rule 12b-1 of the Investment Company Act of 1940 (or its functional equivalent), and if Ivy Funds VIP is required to reduce the 12b-1 fees it pays that are based upon the value of the Aggregated Assets as a result of such change in the law or Board action, then there shall be a corresponding reduction in the fee paid to MetLife Investors pursuant to Paragraph (a) above.

The parties to this Agreement recognize and agree that W&R's payments hereunder are for administrative services and personal Contract Owner services (as described in Schedule A) only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Portfolio shares, and are not otherwise related to investment advisory or distribution services or expenses. The Company represents and warrants that the fees to paid by W&R for services to be rendered by Company pursuant to the terms of this Agreement are to compensate Company for providing administrative services to Ivy Funds VIP and for providing personal services to Contract Owners as described in Schedule A, and are not designed to reimburse or compensate Company for providing any other services with respect to the Contracts or any Variable Account.